                           OUTSOURCING SOLUTIONS INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                  (IN THOUSANDS OF DOLLARS EXCEPT RATIO DATA)

                                                                    EXHIBIT 12.1

                                                              APLP                                           OSI
                                   ----------------------------------------------------------  -------------------------------
                                                                                    FROM            FROM            FROM
                                                                                 JANUARY 1,    SEPTEMBER 21,    SEPTEMBER 21,
                                            YEAR ENDED DECEMBER 31,                  TO              TO              TO
                                   ------------------------------------------  SEPTEMBER 20,    DECEMBER 31,    SEPTEMBER 30,
                                     1991       1992       1993       1994          1995            1995            1995
                                   ---------  ---------  ---------  ---------  --------------  --------------  ---------------
SELECTED HISTORICAL FINANCIAL
  DATA--OSI:
Earnings were calculated as
  follows:
Income (loss) before taxes.......  $     573  $     456  $  10,107  $  25,091    $    8,984      $   (4,082)      $     124
Add: Fixed charges...............        194      1,232      1,421      2,981         1,022           1,415              12
                                   ---------  ---------  ---------  ---------  --------------  --------------        ------
Earnings.........................  $     767  $   1,688  $  11,528  $  28,072    $   10,006      $   (2,667)      $     136
                                   ---------  ---------  ---------  ---------  --------------  --------------        ------
                                   ---------  ---------  ---------  ---------  --------------  --------------        ------
Fixed charges were calculated as
  follows:
Interest expense(a)..............  $     194  $   1,229  $   1,388  $   2,941    $      955      $    1,365       $       5
Portion of rentals attributable
  to interest....................     --              3         33         40            67              50               7
                                   ---------  ---------  ---------  ---------  --------------  --------------        ------
                                         194      1,232      1,421      2,981         1,022           1,415              12
Preferred stock dividends(b).....         --         --         --         --            --             373              --
                                   ---------  ---------  ---------  ---------  --------------  --------------        ------
Fixed charges....................  $     194  $   1,232  $   1,421  $   2,981    $    1,022      $    1,788       $      12
                                   ---------  ---------  ---------  ---------  --------------  --------------        ------
                                   ---------  ---------  ---------  ---------  --------------  --------------        ------
Ratio of earnings to fixed
  charges........................       4.0x       1.4x       8.1x       9.4x          9.8x          --               11.3x
                                   ---------  ---------  ---------  ---------  --------------  --------------        ------
                                   ---------  ---------  ---------  ---------  --------------  --------------        ------
Deficiency.......................                                                                $   (4,455)
                                                                                               --------------
                                                                                               --------------


                                    NINE MONTHS
                                       ENDED
                                   SEPTEMBER 30,
                                        1996
                                   --------------
SELECTED HISTORICAL FINANCIAL
  DATA--OSI:
Earnings were calculated as
  follows:
Income (loss) before taxes.......    $  (12,770)
Add: Fixed charges...............         6,252
                                   --------------
Earnings.........................    $   (6,518)
                                   --------------
                                   --------------
Fixed charges were calculated as
  follows:
Interest expense(a)..............    $    5,633
Portion of rentals attributable
  to interest....................           619
                                   --------------
                                          6,252
Preferred stock dividends(b).....         1,022
                                   --------------
Fixed charges....................    $    7,274
                                   --------------
                                   --------------
Ratio of earnings to fixed
  charges........................        --
                                   --------------
                                   --------------
Deficiency.......................    $  (13,792)
                                   --------------
                                   --------------

                                                                                                                NINE MONTHS
                                                                                                                   ENDED
                                                                   YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                  ----------------------------------------------------------  ---------------
                                                    1991       1992       1993       1994          1995            1995
                                                  ---------  ---------  ---------  ---------  --------------  ---------------
SELECTED HISTORICAL FINANCIAL DATA--PAYCO:
Earnings were calculated as follows:
Income before taxes.............................  $   8,229  $   5,782  $   7,267  $   8,385    $    9,380       $   7,982
Add: Fixed charges..............................      1,728      1,796      2,289      1,948         2,692           1,967
                                                  ---------  ---------  ---------  ---------  --------------       -------
Earnings........................................  $   9,957  $   7,578  $   9,556  $  10,333    $   12,072       $   9,949
                                                  ---------  ---------  ---------  ---------  --------------       -------
                                                  ---------  ---------  ---------  ---------  --------------       -------
Fixed charges were calculated as follows:
Interest expense................................  $      55  $      94  $     268  $     148    $      770       $     531
Portion of rentals attributable to interest.....      1,673      1,702      2,021      1,800         1,922           1,436
                                                  ---------  ---------  ---------  ---------  --------------       -------
Fixed charges...................................  $   1,728  $   1,796  $   2,289  $   1,948    $    2,692       $   1,967
                                                  ---------  ---------  ---------  ---------  --------------       -------
                                                  ---------  ---------  ---------  ---------  --------------       -------
Ratio of earnings to fixed charges..............       5.8x       4.2x       4.2x       5.3x          4.5x            5.1x
                                                  ---------  ---------  ---------  ---------  --------------       -------
                                                  ---------  ---------  ---------  ---------  --------------       -------


                                                       1996
                                                  ---------------
SELECTED HISTORICAL FINANCIAL DATA--PAYCO:
Earnings were calculated as follows:
Income before taxes.............................     $   5,309
Add: Fixed charges..............................         2,099
                                                       -------
Earnings........................................     $   7,408
                                                       -------
                                                       -------
Fixed charges were calculated as follows:
Interest expense................................     $     694
Portion of rentals attributable to interest.....         1,405
                                                       -------
Fixed charges...................................     $   2,099
                                                       -------
                                                       -------
Ratio of earnings to fixed charges..............          3.5x
                                                       -------
                                                       -------

                                                                                          PRO FORMA               PRO FORMA
                                                                  PRO FORMA           NINE MONTHS ENDED          LAST TWELVE
                                                                  YEAR ENDED            SEPTEMBER 30,            MONTHS ENDED
                                                                 DECEMBER 31,   ------------------------------  SEPTEMBER 30,
                                                                     1995            1995            1996            1996
                                                                --------------  --------------  --------------  --------------
COMPANY PRO FORMA:
Earnings were calculated as follows:
Loss before taxes.............................................    $  (26,902)     $  (17,984)     $  (18,518)     $  (27,436)
Add: Fixed charges............................................        28,293          21,284          20,778          27,787
                                                                --------------  --------------  --------------  --------------
Earnings......................................................    $    1,391      $    3,300      $    2,260      $      351
                                                                --------------  --------------  --------------  --------------
                                                                --------------  --------------  --------------  --------------
Fixed charges were calculated as follows:
Interest expense(a)...........................................    $   25,943      $   19,548      $   18,921      $   25,316
Portion of rentals attributable to interest...................         2,350           1,736           1,857           2,471
                                                                --------------  --------------  --------------  --------------
                                                                      28,293          21,284          20,778          27,787
Preferred stock dividends(b)..................................         1,360           1,013           1,097           1,444
                                                                --------------  --------------  --------------  --------------
Fixed charges.................................................    $   29,653      $   22,297      $   21,875      $   29,231
                                                                --------------  --------------  --------------  --------------
                                                                --------------  --------------  --------------  --------------
Ratio of earnings to fixed charges............................        --              --              --              --
                                                                --------------  --------------  --------------  --------------
                                                                --------------  --------------  --------------  --------------
Deficiency....................................................    $  (28,262)     $  (18,997)     $  (19,615)     $  (28,880)
                                                                --------------  --------------  --------------  --------------
                                                                --------------  --------------  --------------  --------------

------------------------------
(a) Interest expense includes amortization of debt issuance costs.
(b) Preferred stock dividends have been increased to reflect the pretax amounts which would be required to meet dividend payments.